Exhibit 10.54

SECOND AMENDMENT TO

AMENDED AND RESTATED SECURED PROMISSORY NOTE

This Second Amendment To Amended And Restated Secured Promissory Note (this “Second Amendment”) is entered and effective as of June 12, 2023 (“Effective Date”), by and among BioLife4D – SM Trust, dated November 1, 2016, a trust organized under the laws of the State of Illinois (“Borrower”), BioLife4D Corporation (the “Corporation”), and Gary E. Reynolds, an individual residing in the State of Texas (“Lender”).

Recitals:

WHEREAS, on May 18, 2022, Lender loaned $1,000,000 to Borrower, and in connection therewith, Lender and Borrower entered into that certain Secured Promissory Note dated May 18, 2022 in the original principal amount of $1,000,000 payable by Borrower to Lender (the “Original Note”), together with that certain Stock Pledge Agreement of even date therewith and certain other loan documents;

WHEREAS, on December 7, 2022, Lender loaned Borrower an additional $500,000, and in connection therewith, Lender and Borrower amended and restated the Original Note by entering into that certain Amended And Restated Secured Promissory Note dated December 7, 2022, as amended or otherwise modified from time to time, in the principal amount of $1,500,000 payable by Borrower to Lender (the “Note”), and Borrower and Lender also entered into the Amended And Rested Stock Pledge Agreement of even date therewith and the other Loan Documents;

WHEREAS, on May 18, 2023, the unpaid principal balance of the Note was $1,500,000 and the accrued, unpaid interest on the Note was $51,579.36 (“Accrued Interest”), and the Lender and Borrower entered into that certain First Amendment to the Note, whereby (i) the Accrued Interest was added to the unpaid principal of the Note, thereby increasing the unpaid principal amount of the Note to $1,551,579.36, and (ii) clause (i) of the Maturity Date definition was amended to be July 18, 2023; and

WHEREAS, as of the Effective Date, Borrower and Lender desire to modify the Note so that, upon consummation of an IPO by the Corporation, the Note will be cancelled and Lender will receive, from the Corporation, (i) registered shares of common stock of the Corporation in an amount determined by dividing the total unpaid principal balance of the Note and the accrued, unpaid interest of the Note by the per share price of such IPO and (ii) registered warrants to purchase the same number of shares of stock received in clause (i) above.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including the promises, mutual covenants and agreements contained in this Second Amendment, Lender and Borrower agree as follows:

1. Definitions. Unless otherwise specifically defined herein, all capitalized terms used in this Second Amendment will have their respective meanings set forth in the Note.

2. Amendment of the Note. The Note is amended as follows:

A. Section 3 of the Note is hereby modified in its entirety to read as follows:

“3. Payment. Except if an IPO is consummated by the Corporation prior to the Maturity Date, on the Maturity Date, the outstanding principal balance of this Note, and all accrued but unpaid interest hereon, shall be due and payable in full. If principal, interest, or other amount due on this Note becomes due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day, and interest shall continue to accrue during such extension. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the unpaid principal amount of this Note. If there is an IPO consummated by the Corporation prior to the Maturity Date, simultaneously with the closing of such IPO, as repayment for the outstanding principal balance of this Note and all accrued but unpaid interest hereon, the Corporation shall issue to Lender (i) the Payment Shares (as defined below), and (ii) the Payment Warrants (as defined below). For the purposes of this Note, the term “Payment Shares” shall mean registered shares of Common Stock of the Corporation being sold in an amount equal to the quotient obtained by dividing (i) the outstanding principal balance of this Note and all accrued but unpaid interest hereon, by (ii) the per share price of such IPO, and the term “Payment Warrants” shall mean registered warrants to purchase shares of Common Stock of the Corporation being sold in an amount equal to the quotient obtained by dividing (i) the outstanding principal balance of this Note and all accrued but unpaid interest hereon, by (ii) the per share price of such IPO.”

3. Amendment of the other Loan Documents. The other Loan Documents are each hereby amended as necessary to conform to the amendments set forth herein.

4. Effective. Except to the extent specifically amended hereby, all of the terms, conditions and provisions of the Note and the other Loan Documents will remain unmodified, and the Note and the other Loan Documents, as amended by this Second Amendment, are each confirmed as being in full force and effect. All references in the Note and the other Loan Documents to the Note will hereafter be construed to be references to the Note as amended by this Second Amendment and as hereafter amended.

5. Counterparts and Facsimile. This Second Amendment may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Signatures may be given by facsimile or electronic transmission and shall be deemed to have the same effect as if the original signature had been delivered.

(IN WITNESS WHEREOF, Borrower and Lender have duly executed this Second Amendment as of the day and year first above written.

BORROWER:

BIOLIFE4D – SM TRUST, DATED NOVEMBER 1, 2016

By:	/s/ Steven R. Morris
Printed Name:	Steven R. Morris
Title:	Trustee

CORPORATION:

BioLife4D Corporation

By:	/s/ Steven R. Morris
Printed Name:	Steven R. Morris
Title:	CEO

LENDER:

/s/ Gary E. Reynolds
Gary E. Reynolds